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                                                                   EXHIBIT 10.56

                                 EPICEDGE, INC.

                             AMENDMENT NO. 4 TO THE

                   NOTE AND PREFERRED STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO. 4 TO THE NOTE AND PREFERRED STOCK PURCHASE AGREEMENT (this "Amendment") is made effective as of July 31, 2002, among EpicEdge, Inc., a Texas corporation ("Company"), and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Edgewater"). Terms not otherwise defined herein shall have the meanings as set forth in the Purchase Agreement (as defined below).

         WHEREAS, the Company entered into the Note and Preferred Stock Purchase Agreement as of April 16, 2002 among the Company, Edgewater, Fleck T.I.M.E. Fund, L.P., a Connecticut limited partnership, John Paul DeJoria, an individual, Patrick Loche, an individual and certain other Persons that may become a party to the Note and Preferred Stock Purchase Agreement from time to time in accordance with Section 2.4 thereof, if any, and entered into Amendment No. 1 to the Note and Preferred Stock Purchase Agreement on April 29, 2002, and entered into Amendment No. 2 to the Note and Preferred Stock Purchase Agreement on June 14, 2002, and entered into Amendment No. 3 to the Note and Preferred Stock Purchase Agreement on July 18, 2002 (as amended, the "Purchase Agreement"), in connection with the issuance by the Company of notes convertible into preferred stock of the Company;

         WHEREAS, due to delays beyond the control of the Company, including the SEC's investigation of certain individuals and the Company regarding possibly questionable trading activities in the Company's stock (the "SEC Investigation"), the Company and Edgewater wish to postpone the date of the Equity Closing until a later date which would allow the Company and Edgewater sufficient time to obtain a better understanding of the potential effects, if any, of the SEC Investigation on the Company; and

         WHEREAS, the Company and Edgewater desire to amend the Purchase Agreement in order to extend the date of the Equity Closing and to add a condition precedent to the Equity Closing regarding the SEC Investigation.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. That a new Subsection (d) be added to Section 5.2 of the Purchase Agreement (the remainder of Section 5.2 to remain unchanged) which reads in its entirety as follows:

            "(d) the Company and Edgewater shall have mutually agreed that either (i) the SEC Investigation has been satisfactorily resolved in a manner that does not have a Material Adverse Effect on the Company, or (ii) the SEC Investigation has progressed or is progressing such that its likely outcome and its effects on the Company are not likely to have a Material Adverse Effect on the Company and should no longer delay the Equity Closing; provided, however, Edgewater may, in its sole and absolute discretion, waive the condition set forth in this

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Section 5.2(d), in which case, assuming all other conditions set forth in this
Section 5.2 have been either satisfied or waived, the Company shall be required to consummate and complete the Equity Closing."

         2. Section 7.1(k) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "(k) all of the conditions set forth in Section 5.2 hereof have not occurred and the Equity Closing has not been completed ----------- on or prior to the later to occur of (i) the second business day following the day on which the Company receives final approval from the AMEX of the additional listing application filed with the AMEX for the purpose of the listing on the AMEX of the shares of Investor Common Stock (as defined in the September Purchase Agreement) issued to Edgewater and TIME pursuant to the September Purchase Agreement and the shares of Conversion Stock issuable to the Purchasers pursuant to this Agreement or (ii) the second business day following the day on which the Company and Edgewater mutually agree that (a) the SEC Investigation has been satisfactorily resolved in a manner that does not have a Material Adverse Effect on the Company, or (b) the SEC Investigation has progressed or is progressing such that its likely outcome and its effects on the Company are not likely to have a Material Adverse Effect on the Company and should no longer delay the Equity Closing."

         3. Miscellaneous.

            (a) Except as expressly amended as provided above, the Purchase Agreement remains unmodified and in full force and effect and is hereby renewed, ratified and affirmed by the Company and Edgewater.

            (b) Pursuant to Section 9.5 of the Purchase Agreement, once endorsed in writing and fully signed by the Company and the Purchaser Majority, this Amendment shall be binding upon each of the parties to the Purchase Agreement, whether or not all of such parties have executed a counterpart of this Amendment.

            (c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Any party may execute this Amendment by facsimile signature, which shall be deemed to constitute an original for all purposes.




                            [SIGNATURE PAGE FOLLOWS]

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                 AMENDMENT NO. 4 TO THE NOTE AND PREFERRED STOCK
                        PURCHASE AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to the Note and Preferred Stock Purchase Agreement on the date first written above.

                                       EPICEDGE, INC.,
                                       a Texas corporation d/b/a EpicEdge

                                       By: /s/ Richard Carter
                                           -------------------------------------
                                       Richard Carter
                                       President and Chief Executive Officer


                                       EDGEWATER PRIVATE EQUITY FUND III, L.P.

                                       By:  Edgewater III Management, L.P.
                                       Its: General Partner

                                       By:  Gordon Management, Inc.
                                       Its: General Partner

                                       By: /s/ Ryan Satterfield
                                           -------------------------------------
                                       Name:  Ryan Satterfield
                                       Title: Vice President